4    Form of Common Stock Certificate of Enova Holdings, Inc.

                        Form of Common Stock Certificate

          NUMBER                                            SHARES
       ------------                                      -------------

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                              Enova Holdings, Inc.
                     Authorized to Issue 100,000,000 Shares

75,000,000 SHARES COMMON STOCK                25,000,000 SHARES PREFERRED STOCK
$.001 PAR VALUE EACH                                      $ .001 PAR VALUE EACH

THIS CERTIFIES THAT ____________________________________________ is the owner of
__________________________________________________ fully paid and non-assessable shares of the Common Stock of Enova Holdings, Inc. transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____ day of _______ A.D. ______


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SECRETARY                                                    PRESIDENT